EXHIBIT 16.1

RBSM LLP

NEW YORK, NEW YORK

May 8, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	First Choice Healthcare Solutions, Inc.
File No. 000-53012

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated May 5, 2017 of First Choice Healthcare Solutions, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ RBSM LLP